                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                            -----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                               February 21, 1995
                                (Date of Report)


                            -----------------------


                          GEORGIA-PACIFIC CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)

Item 5.                 Other Events.

On January 25, 1995, the Corporation issued the following press release announcing its results of operations for the quarter and year ended December 31, 1994:


                                        GEORGIA-PACIFIC (LOGO)
                                        133 Peachtree Street Northeast
                                        Atlanta, Georgia 30303
                                        (404) 652-4000

NEWS FROM GEORGIA-PACIFIC
- --------------------------------------------------------------------------------
                                        Release No.    C-1165
                                        Contact:       Sheila Weidman
                                                       (404) 652-4732
                                                       Ken Haldin
                                                       (404) 652-6098

                                        January 25, 1995


                     GEORGIA-PACIFIC REPORTS 1994 EARNINGS
                           AND RECORD FOURTH QUARTER


         ATLANTA -- Georgia-Pacific Corp. today reported a record fourth quarter net income of $169 million ($1.89 per share) for the three months ended Dec. 31, 1994, compared with a net loss of $36 million (41 cents per share) for the 1993 fourth quarter. The company's total quarterly operating profit was an all-time record of $441 million.

         Building products operating profits for the quarter were $262 million compared with $252 million in the 1993 period. Pulp and paper operating profits of $181 million reflected a dramatic turnaround from an operating loss of $95 million for the same period a year ago. Sales in the fourth quarter were $3.3 billion, versus $3.2 billion a year ago.

         For the year, Georgia-Pacific reported net income of $310 million ($3.48 per share), versus a net loss of $34 million (39 cents per share) for 1993. The 1994 results include a $33 million (37 cents per share) net after-tax gain primarily from asset sales, an $11 million (12 cents per share) extraordinary after-tax loss on the early retirement of debt and a $5 million
(6 cents per share) one-time, after-tax charge for an accounting change. The 1993 results include an after-tax gain of $7 million (8 cents per share) from asset sales and a $16 million (18 cents per share) extraordinary after-tax loss on the early retirement of debt.

         Sales in 1994 were $12.7 billion versus 1993 sales of $12.3 billion. The company generated cash from operations of $829 million, made capital expenditures of $894 million and received net proceeds of approximately $245 million from asset sales. Total debt, including the accounts receivable sale program, was $5.7 billion as of Dec. 31, 1994.

         Georgia-Pacific's building products business reported record operating profits of $989 million in 1994 compared with $973 million in 1993. The pulp and paper business reported a strong recovery with profits of $171 million for the year versus an operating loss of $187 million a year earlier.

         "Our building products business remains strong, and I am very optimistic about the pulp and paper recovery and Georgia-Pacific's ability to capitalize on strong market conditions," A.D. "Pete" Correll, chairman and chief executive officer, said.

         "Our building products business continued to perform at record levels of profitability. Plywood and oriented strand board benefited from good demand and record prices during the quarter," Correll said. "Gypsum, particleboard and hardboard prices remained strong, while softwood lumber prices began to decline in December. In the past five years, we have nearly doubled our operating profits in building products, and the outlook remains very good.

         "In 1995, we expect our pulp and paper business to benefit, as it did in the 1994 fourth quarter, from growing demand, improving prices and modest growth in industry capacity. Prices in our pulp business are still rising. Business also remains strong in containerboard with all segments oversold and demand for corrugated packaging very brisk. In communication papers, the
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market and prices now are improving rapidly, and our inventories are at their lowest level in five years. Our tissue business also is improving. The speed and magnitude of the pulp and paper turnaround is unprecedented, and Georgia-Pacific is well positioned to take full advantage of the recovery," Correll concluded.
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                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
                              Operating Highlights
                (Dollar amounts, except per share, in millions)
                                  (unaudited)



                                                                Three              Three
                                                                Months             Months
                                                                Ended              Ended
                                                                Dec. 31,           Dec. 31,
                                                                1994               1993
- -------------------------------------------------------------------------------------------
NET SALES
Building products                                               $  1,871           $  1,908
Pulp and paper                                                     1,460              1,263
Other operations                                                      11                  7
- -------------------------------------------------------------------------------------------
Total net sales                                                 $  3,342           $  3,178
- -------------------------------------------------------------------------------------------
OPERATING PROFITS
Building products                                               $    262           $    252
Pulp and paper                                                       181                (95)
Other operations                                                      (2)                 3
- -------------------------------------------------------------------------------------------
Total operating profits                                              441                160
General corporate expense                                            (32)               (76)
Interest expense                                                    (109)              (123)
Cost of accounts receivable
   sale program                                                      (10)                (7)
- -------------------------------------------------------------------------------------------
Income (loss) before income taxes                                    290                (46)
(Provision) benefit for income taxes                                (121)                10
- -------------------------------------------------------------------------------------------
Net income (loss)                                               $    169           $    (36)
- -------------------------------------------------------------------------------------------

Per share:
Net income (loss)                                               $   1.89           $   (.41)
- -------------------------------------------------------------------------------------------
Average number of
    shares outstanding                                              89.5               88.5
- -------------------------------------------------------------------------------------------

                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
                              Operating Highlights
                (Dollar amounts, except per share, in millions)
                                  (unaudited)



                                                                Twelve             Twelve
                                                                Months             Months
                                                                Ended              Ended
                                                                Dec. 31,           Dec. 31,
                                                                1994               1993
- -------------------------------------------------------------------------------------------
NET SALES
Building products                                               $  7,561           $  7,067
Pulp and paper                                                     5,138              5,188
Other operations                                                      39                 32
- -------------------------------------------------------------------------------------------
Total net sales                                                 $ 12,738           $ 12,287
- -------------------------------------------------------------------------------------------
OPERATING PROFITS
Building products                                               $    989           $    973
Pulp and paper                                                       171               (187)
Other operations                                                      10                 10
Other income (loss)                                                   57                (26)
- -------------------------------------------------------------------------------------------
Total operating profits                                            1,227                770
General corporate expense                                           (169)              (205)
Interest expense                                                    (453)              (513)
Cost of accounts receivable
   sale program                                                      (33)               (29)
- -------------------------------------------------------------------------------------------
Income before income taxes,
   extraordinary item and accounting change                          572                 23
Provision for income taxes                                          (246)               (41)
- -------------------------------------------------------------------------------------------
Income (loss) before extraordinary item
   and accounting change                                             326                (18)
Extraordinary item, net of tax                                       (11)               (16)
Accounting change, net of tax                                         (5)                 -
- -------------------------------------------------------------------------------------------
Net income (loss)                                               $    310           $    (34)
- -------------------------------------------------------------------------------------------

Per share:
    Income (loss) before extraordinary
      item and accounting change                                $   3.66           $   (.21)
    Extraordinary item, net of tax                                  (.12)              (.18)
    Accounting change, net of tax                                   (.06)                 -
- -------------------------------------------------------------------------------------------
    Net income (loss)                                           $   3.48           $   (.39)
- -------------------------------------------------------------------------------------------
Average number of
    shares outstanding                                              89.1               87.7
- -------------------------------------------------------------------------------------------

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Notes to Operating Highlights
- -----------------------------

1.       Income (Loss) Per Share.     Income (loss) per share is computed based
on net income (loss) and the weighted average number of common shares outstanding, net of restricted stock. The effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans were either insignificant or antidilutive.

2.       Accounting Change.     The Corporation adopted Financial Accounting
Standard Number 112, "Employers' Accounting for Postemployment Benefits," effective Jan. 1, 1994. Adoption of this standard resulted in a one-time, after-tax charge of $5 million (6 cents per share) to 1994 first quarter earnings.

3.       Other Income (Loss).     In the 1994 first quarter, the Corporation
recorded other pretax income of $57 million ($33 million after taxes), primarily resulting from the sales of its roofing manufacturing and envelope businesses. During 1993, the Corporation recorded a pretax loss of $26 million ($7 million after-tax gain) on the sale of its paper distribution business.

4.       Provision for Income Taxes.     The Corporation reported pretax income
of $290 million and an income tax provision of $121 million for the three months ended Dec. 31, 1994. The Corporation reported pretax loss of $46 million and an income tax benefit of $10 million for the three months ended Dec. 31, 1993. The actual effective tax rate for both periods was different than the federal statutory rate primarily because of nondeductible goodwill amortization expense associated with past business acquisitions.

         Excluding asset sales, the Corporation reported pretax income before extraordinary item and accounting change of $515 million and an income tax provision of $222 million for the 12 months ended Dec. 31, 1994. The Corporation reported, excluding asset sales, pretax income before extraordinary item of $49 million and an income tax provision of $74 million for the 12 months ended Dec. 31, 1993. The actual effective tax rate for both periods was higher than the federal statutory rate primarily because of nondeductible goodwill amortization expense associated with past business acquisitions.

5.       Extraordinary Item.   The Corporation prepaid approximately $204
million and $317 million of its outstanding debt during 1994 and 1993, respectively. After-tax extraordinary losses of $11 million (12 cents per share) and $16 million (18 cents per share) were recognized in 1994 and 1993, respectively, related to the retirements.
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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  February 21, 1995

                                        GEORGIA-PACIFIC CORPORATION



                                        By /s/ John F. McGovern
                                           --------------------------------
                                           John F. McGovern
                                           Senior Vice President - Finance
                                           and Chief Financial Officer